EXHIBIT 23(a)

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_____) pertaining to the Moore Products Co. 1997 Non-Employee Directors' Equity Incentive Plan of our report dated January 31, 1997, with respect to the consolidated financial statements of Moore Products Co. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
December 8, 1997